SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2010

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02- Unregistered Sales of Equity Securities.

During the first quarter of 2010, the Company entered into an investment banking agreement whereby the Company agreed to raise capital in a private placement offering (“Offering”).  Pursuant to the terms of the Offering, as amended in the third quarter of 2010, the Company is offering a minimum of 1,000,000 Units and a maximum of 25,000,000 Units at a price of $0.10 per Unit to “accredited investors”, as such term is defined under Regulation D adopted under the Securities Act of 1933 (“Act”), through September 15, 2010.  Each Unit consists of four shares of our common stock, $0.001 par value, plus one five-year A Warrant to purchase one share of our common stock at an exercise price of $0.05 per share and one five-year B Warrant to purchase one share of our common stock at an exercise price of $0.10 per share.  The A Warrants are callable by us at any time beginning on the first day after the twenty trading day volume weighted average price (“VWAP”) of one share of our common stock exceeds $0.10 and the B Warrants are callable by us at any time beginning on the first day after the twenty trading VWAP of one share of our common stock exceeds $0.20.  A minimum investment of 250,000 Units for $25,000 is required, subject to our right to accept a smaller investment in our sole discretion. We may sell up to an additional 2,000,000 Units pursuant to overallotments.

From June 24, 2010 through July 23, 2010, we sold $315,000 to accredited investors who purchased 3,150,000 Units in the Offering, and consequently, the Company issued 12,600,000 shares of our common stock, 3,150,000 A Warrants and 3,150,000 B Warrants.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01—Financial Statement and Exhibits

99.01
Form Securities Purchase and Subscription Agreement entered into between DigitalPost Interactive, Inc, and investors, incorporated by reference from the Registrant's Form 8-K filed with the SEC on May 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       July 26, 2010